Exhibit 10.1

PEABODY INVESTMENTS CORP. 2023
SUPPLEMENTAL EMPLOYEE RETIREMENT ACCOUNT

WHEREAS, Peabody Investments Corp. (the “Company”) hereby adopts the Peabody Investments Corp. 2023 Supplemental Employee Retirement Account (the “Plan”), effective as of October 1, 2023, as may be amended, in accordance with the terms thereof (the “Effective Date”), as set forth herein; and

WHEREAS, the Plan is adopted for the benefit of a select group of management or highly compensated employees of the Company and its subsidiaries or affiliates, within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whose benefits under the Peabody Investments Corp. Employee Retirement Account are limited by the provisions of Section 401(a)(17) or 415 of the Internal Revenue Code of 1986; and

NOW, THEREFORE, effective as of the Effective Date, the Plan is hereby adopted as set forth herein.

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PEABODY INVESTMENTS CORP. 2023 SUPPLEMENTAL EMPLOYEE RETIREMENT ACCOUNT

TABLE OF CONTENTS

Page

SECTION 1 - NAME OF PLAN AND ESTABLISHMENT    4
SECTION 2 - DEFINITIONS    5
2.1Basic Plan    5
2.2Board    5
2.3Cause    5
2.4Code    5
2.5Committee    5
2.6Company    5
2.7Compensation    5
2.8Controlled Group    5
2.9Effective Date    5
2.10Employee    6
2.11Employer    6
2.12ERISA    6
2.13Normal Retirement Date    6
2.14Participant    6
2.15Plan    6
2.16Plan Administrator    6
2.17Plan Year    6
2.18Valuation Date    6
2.19Years of Service    6
SECTION 3 - ELIGIBILITY    7
3.1Participants    7
3.2Cessation Of Participation    7
SECTION 4 - CREDITS    8
4.1Deferral Credits    8
4.2Employer Matching Credits    8
4.3Performance Credits    8
4.4Discretionary Credits    8
4.5Elections    9
4.6Change in Contributions to Basic Plan    9
SECTION 5 - ALLOCATION    9
5.1Establishment Of Accounts    9
5.2Crediting Earnings or Losses    9
5.3Source of Payments    10

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SECTION 6 - EARNINGS ON ACCOUNTS    11
6.1Investment Funds    11
6.2Participant’s Selection of Investment Fund    11
6.3Deemed Transfers Between Investment Funds    11
6.4Investments and Charges    11
SECTION 7 - DISTRIBUTIONS AT TERMINATION OF EMPLOYMENT (VESTING)    12
7.1Distributions Upon Termination of Employment    12
7.2Determination Of Vested Portion    12
7.3Forfeitures    12
SECTION 8 - DISTRIBUTIONS AT DEATH    13
8.1Distributions Upon Death    13
8.2Designation Of Beneficiary    13
8.3Beneficiary Not Designated    13
8.4Divorce    13
8.5Survival of Beneficiary and Simultaneous Death    14
8.6Death Due to Criminal Act    14
SECTION 9 – ADMINISTRATION    15
9.1Plan Administrator    15
9.2Construction    15
9.3Delegation By the Plan Administrator    15
9.4Records Of the Plan Administrator    15
9.5Committee    15
9.6Decisions By the Committee    16
9.7Meetings Of The Committee    16
9.8Expenses    16
SECTION 10 - CLAIM PROCEDURES    17
10.1Claim    17
10.2Claim Decision    17
10.3Request For Review    17
10.4Review Of Decision    18
SECTION 11 - AMENDMENT AND TERMINATION    20
11.1Amendment    20
11.2Termination; Discontinuance of Credits    20
SECTION 12 - MISCELLANEOUS    21
12.1Participants’ Rights    21
12.2Spendthrift Clause    21
12.3Delegation Of Authority by Employer    21
12.4Distributions To Minors    21
12.5Construction Of Plan    21
12.6Gender, Number and Heading    21
12.7Separability Of Provisions    22

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12.8Service Of Process    22
12.9Qualified Domestic Relations Order    22
12.10No Trust    22
12.11Section 409A Compliance    22

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PEABODY INVESTMENTS CORP. 2023 SUPPLEMENTAL EMPLOYEE RETIREMENT ACCOUNT

SECTION 1 - NAME OF PLAN AND ESTABLISHMENT

This Plan shall be known as the “Peabody Investments Corp. 2023 Supplemental Employee Retirement Account.” The Plan is adopted for the benefit of a select group of management or highly compensated employees of the Company and its subsidiaries or affiliates, within the meaning of ERISA.

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SECTION 2 - DEFINITIONS

2.1Basic Plan.

“Basic Plan” means the Peabody Investments Corp. Employee Retirement Account.

2.2Board.

“Board” means the board of directors of the Company or of any successor by merger, purchase or otherwise.

2.3Cause.

“Cause” means (a) commission of an act of fraud, dishonesty, theft or embezzlement involving the Employer, (b) repeated gross neglect of, continual inattention to, or nonperformance of, duties for and on behalf of the Employer or refusal to adhere to the reasonable policies and regulations established by the Employer, (c) repeated personal misconduct of a nature seriously compromising the Employee’s ability to perform assigned duties, or (d) repeated insubordination. Whether an Employee is terminated for Cause shall be determined based on evidence presented to the satisfaction of a majority of the Committee.

2.4Code.

“Code” means the Internal Revenue Code of 1986, as amended.

2.5Committee.

“Committee” means the Committee appointed pursuant to Section 10.5.

2.6Company.

“Company” has the meaning given to such term in the preamble.

2.7Compensation.

“Compensation” means gross salary earned by an Employee with respect to services performed during the Plan Year. Compensation excludes incentive compensation, payments from any deferred compensation arrangement, compensation that is not US-sourced income, and payments made during an Employee’s long-term disability.

2.8Controlled Group.

“Controlled Group” means the Company and all other entities required to be aggregated with the Company under Sections 414(b) or (c) of the Code.

2.9Effective Date.

“Effective Date” has the meaning given to such term in the preamble.

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2.10Employee.

“Employee” means any person who is classified by the Employer as an employee. An individual not classified as an employee shall not be considered an Employee regardless of whether such individual is a common law employee or is classified as an employee for tax, employment law or other purposes.

2.11Employer

“Employer” means the Company or any other member of the Controlled Group which has, with the consent of the Board, adopted the Plan, as amended from time to time.

2.12ERISA.

“ERISA” has the meaning given to such term in the preamble.

2.13Normal Retirement Date.

“Normal Retirement Date” means the date on which a Participant terminates his or her employment with the Employer (except by death) provided such date is on or after his or her attainment of age 62.

2.14Participant.

“Participant” means a person (a) who is an Employee who has satisfied the eligibility requirements of Section 3 on or after the Effective Date and (b) who has not become a former Participant under Section 3.2.

2.15Plan.

“Plan” has the meaning given to such term in the preamble.

2.16Plan Administrator.

“Plan Administrator” means Peabody Investments Corp.

2.17Plan Year.

“Plan Year” means the 12-month period commencing on January 1 and ending on December 31.

2.18Valuation Date.

“Valuation Date” means any business day the New York Stock Exchange is open for trading.

2.19Years of Service.

“Years of Service” means years of service as credited under the Basic Plan.

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SECTION 3 - ELIGIBILITY

3.1Participants.

With respect to any Plan Year (hereinafter referred to in this Section 3.1 as the “current Plan Year”), each Employee (1) who is a member of a select group of management or highly compensated employees of the Employer, within the meaning of ERISA, (2) who is eligible to participate in the Basic Plan, (3) who is employed at the level of vice president, general manager or above on December 31 of the Plan Year immediately preceding the current Plan Year (or (A) in the case of a newly hired Employee who commences employment with the Employer during the current Plan Year, who is employed at the level of vice president, general manager or above, or (B) in the case of any other Employee who has not previously been a Participant, who is promoted to a position at the level of vice president, general manager or above during the current Plan Year), and (4) who is notified in writing by the Plan Administrator of his or her eligibility to participate in the Plan, shall be eligible:

(a)to elect to defer his or her Compensation in accordance with Section 4.1;
and

(b)for Employer matching credits under Section 4.2 and performance credits under Section 4.3;

for the current Plan Year.

3.2Cessation Of Participation.

A person shall cease to be a Participant and shall become a former Participant when he or she

(a)has ceased to be employed by the Employer, and

(b)has no undistributed account balances under the Plan; provided, however, that an Employee shall not be eligible for credits under Section 4 for any Plan Year with respect to which the Employee does not satisfy the applicable requirements of Section 3.1.

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SECTION 4 - CREDITS

4.1Deferral Credits.

A Participant may elect to have from 1% to 10% of his or her Compensation deferred and credited by the Employer to the Plan to the extent such amount (a) exceeds the amount of Compensation which the Participant was entitled to contribute to the Basic Plan under the limits of Section 401(a)(17) of the Code, or (b) would exceed the amount of Compensation which the Participant would be entitled to contribute to the Basic Plan under the limits of Section 415 of the Code, determined on the basis of the Participant’s elections in effect under the Basic Plan on the first day of the Plan Year and without regard to any changes in such elections on or after the first day of such Plan Year (or, in the case of a newly hired Participant who commences employment with the Employer during a Plan Year, the day such Participant makes his or her election with respect to such Plan Year), provided, however that no such election with respect to the Section 415 limit shall apply unless and until the Participant’s elective deferrals under the Basic Plan reach the limit of Section 402(g) of the Code with respect to such Plan Year.

4.2Employer Matching Credits.

The Employer will credit to the Plan an amount equal to 100% of the first 6% of his or her Compensation that the Participant elects to have deferred and credited to the Plan under Section 4.1.

4.3Performance Credits.

(a)Participants Employed on Last Day of Plan Year. In addition to any amounts credited to the Plan by the Employer pursuant to Section 4.2, the Employer may credit to the Plan for the Plan Year such amount, if any, as the Board in its sole discretion shall determine. Such amount shall be credited to each Participant described in Section 3.1(a) or
(b)who is employed on the last day of such Plan Year in proportion to the relationship which the Compensation of the Participant for the Plan Year bears to the total Compensation of all eligible Participants for the Plan Year to the extent such amount exceeds the amount of Compensation which the Participant was entitled to have the Employer contribute on his or her behalf to the Basic Plan, if any, under the limits of Sections 401(a)(17) and 415 of the Code.

(b) Timing of Credits. Any amounts described in this Section 4.3 shall be credited to the Plan as soon as practicable following the determination by the Board that a performance contribution will be made for the Plan Year.

4.4Discretionary Credits.

For any Plan Year, the Employer may credit to the Plan for one (1) or more Participants an amount determined by the Employer in its sole discretion for each such Participant. Nothing herein shall require the Employer to credit (i) any such amount for any Plan Year, (ii) the same amount, either as a dollar amount or a percentage of Compensation, for all such Participants, or (iii) any amount for any particular Participant. The fact that a Participant is credited with an amount under

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this Section 4.4 for any Plan Year shall not entitle that Participant to be credited with any such amount for any subsequent Plan Year.

4.5Elections.

Each election by a Participant under Section 4.1 for a Plan Year must be made prior to the beginning of the Plan Year in accordance with the rules and procedures established by the Plan Administrator; provided, however, that (i) in the case of a newly hired Participant described in Section 3.1(a)(3)(A) who commences employment with the Employer during the current Plan Year, such election may be made within thirty (30) days after the date the Participant commences such employment, and (ii) in the case of a newly eligible Participant described in Section 3.1(a)(3)(B) who is promoted to a position at the level of vice president, general manager or above during the current Plan Year, such election may be made within thirty (30) days after the date such Participant is promoted. Any such election shall be effective and irrevocable for such Plan Year (or, in the case of a newly hired or newly eligible Participant, for the portion of the Plan Year following such election), and shall remain in effect for subsequent Plan Years in which the Participant continues to satisfy the requirements of Section 3.1 unless the Participant makes a new election with respect to any such Plan Year in accordance with this Section 4.5.

4.6Change in Contributions to Basic Plan.

Notwithstanding anything herein to the contrary, the amount credited to any Participant under Section 4.3 shall be determined without regard to any changes in such Participant’s elections under the Basic Plan on or after the first day of the Plan Year to the extent any such change would cause a change in the amount credited under Section 4.3 in excess of the limit under Section 402(g)(1)(A), (B) and (C) in effect for such Plan Year.

SECTION 5 - ALLOCATION

5.1Establishment Of Accounts.

The Plan Administrator shall establish and maintain for each Participant a Pre-Tax Matched Account, a Pre-Tax Unmatched Account, a Company Pre-Tax Matching Account, a Performance Credit Account and a SERA Discretionary Account. All amounts by which an Employee elects to have his or her salary deferred under Section 4.1 up to the applicable percentage of Compensation set forth in Section 4.2 shall be credited to his or her Pre-Tax Matched Account, all amounts by which an Employee elects to have his or her salary deferred under Section 4.1 in excess of the applicable percentage set forth in Section 4.2 shall be credited to his or her Pre-Tax Unmatched Account, all Employer credits under Section 4.2 shall be credited to his or her Company Pre-Tax Matching Account, all Employer credits under Section 4.3 shall be credited to his or her Performance Credit Account, and all Employer credits under Section 4.4 shall be credited to his or her SERA Discretionary Account.

5.2Crediting Earnings or Losses.

All earnings or losses shall be based on appreciation or depreciation in the fair market value of the investment funds in which the Participant is deemed to have invested his or her accounts

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under Section 6 and shall be credited to accounts based on account balances on each Valuation Date.

5.3Source of Payments.

Notwithstanding anything herein to the contrary, the payments to any Participant or beneficiary under the Plan shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Employer; no person shall have any interest in any such assets by virtue of the provisions of this Plan. The Employer’s obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Employer under the provisions of this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer; no such person shall have nor acquire any legal or equitable right, interest or claim in or to any property or assets of the Employer.

In the event that, in its discretion, the Employer purchases an insurance policy or policies insuring the life of any Participant (or any other property) or establishes a rabbi trust to allow the Employer to recover the cost of providing benefits, in whole or in part, hereunder, neither the Participant nor any beneficiary hereunder shall have any rights whatsoever therein or in the proceeds therefrom. The Employer shall be the sole owner and beneficiary of any such insurance policy, rabbi trust or other property and shall possess and may exercise all incidents of ownership therein. No such policy, policies, assets of a rabbi trust or other property shall be held in any trust for the Participants, any beneficiary or any other person or as collateral security for any obligation of the Employer hereunder.

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SECTION 6 - EARNINGS ON ACCOUNTS

6.1Investment Funds.

A Participant may elect to have earnings or losses credited on all of his or her accounts as if such accounts had been invested in such funds as are made available from time to time under the Basic Plan.

6.2Participant’s Selection of Investment Fund.

Each Participant shall designate in 1% increments the percentages of amounts credited to his or her accounts under Section 4 for such Plan Year which are to be treated as if invested among the applicable investment funds. Such a designation shall be made in accordance with the rules and procedures established by Plan Administrator. Any such designation shall continue in effect for successive Plan Years unless changed in the same manner by the Participant. If any Participant fails to designate investment funds under this Section 6.2, amounts credited to his or her accounts under this Plan shall be treated as if invested in the applicable investment funds designated by the Participant for his or her contributions to the Basic Plan; provided, however, that in the case of a Participant who has not made an election to contribute to the Basic Plan, but for whom Employer credits under Section 4.3 or 4.4 have been credited to the Participant’s Performance Credit Account or SERA Discretionary Account, such credits or amount will be treated as if invested in the default investment fund designated by the Committee with respect to the Basic Plan unless the Participant designates a different investment fund in accordance with this Section 6.2 or makes a deemed transfer of such portion of his or her accounts to a different investment fund in accordance with Section 6.3.

6.3Deemed Transfers Between Investment Funds.

A Participant may elect in accordance with the rules and procedures established by the Plan Administrator to make a deemed transfer of all or any portion of his or her accounts that is treated as if invested in an investment fund by designating that such amount be treated as if subsequently invested in any other investment fund.

6.4Investments and Charges.

Nothing in this Section 6 shall require the Employer to actually invest any amount credited to a Participant’s accounts in accordance with the Participant’s election; provided, however, that if the Employer in its sole discretion does make any such investment in order to assist it in the meeting of its liabilities under the Plan, the Participant’s accounts shall be reduced for any charges imposed by the applicable investment fund.

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SECTION 7- DISTRIBUTIONS AT TERMINATION OF EMPLOYMENT (VESTING)

7.1Distributions Upon Termination of Employment.

A Participant whose employment with the Employer is terminated, prior to the earlier of his or her death or Normal Retirement Date shall receive the vested portion of his or her accounts in a lump sum. Such distribution shall be made on the later of:

(a)the date which is six (6) months after the date of the Participant’s termination of employment; and

(b)January 31 of the calendar year immediately following the calendar year in which the Participant’s termination of employment occurs;

or as soon as administratively feasible thereafter, but in no event later than the last day of the calendar year in which the date on which such distribution would be made in accordance with the foregoing occurs. A distribution hereunder shall be based on the value of the Participant’s accounts as of the Valuation Date as of which such distribution is being made.

7.2Determination Of Vested Portion.

(a)A Participant’s Pre-Tax Matched Account, Pre-Tax Unmatched Account and Performance Credit Account shall be 100% vested and nonforfeitable at all times.

(b)A Participant’s Company Pre-Tax Matching Account shall be 100% vested and nonforfeitable at all times.

(c)The portion of a Participant’s SERA Discretionary Account which shall be vested and nonforfeitable shall be determined in accordance with a separate agreement entered into with the Participant.

(d)Notwithstanding any provision herein to the contrary, a Participant’s accounts shall be 100% vested and nonforfeitable upon such Participant’s death or Normal Retirement Date.

7.3Forfeitures.

The nonvested portion of the SERA Discretionary Account of a Participant whose employment with the Employer is terminated prior to the earlier of his or her death or Normal Retirement Date shall be forfeited immediately when such Participant has terminated employment.

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SECTION 8 - DISTRIBUTIONS AT DEATH

8.1Distributions Upon Death.

Upon the death of a Participant while in the employment of the Employer, the Participant’s accounts shall become fully vested if not already fully vested) and shall be distributed in a lump sum to his or her beneficiaries in accordance with Sections 9.2 and 9.3. Upon the death of a Participant after termination of his or her employment with the Employer but prior to distribution under Section 7 or 8 being made, the vested portion of the Participant’s account balances shall be distributed in a lump sum to his or her beneficiaries in accordance with Sections 9.2 and 9.3. Such distribution shall be made fifteen (15) days following the date of the Participant’s death or as soon as administratively feasible thereafter, but in no event later than the last day of the calendar year in which the date on which such distribution would be made in accordance with the foregoing occurs or, if later, the 15th day of the third calendar month following such date. A distribution hereunder shall be based on the value of the Participant’s accounts as of the Valuation Date as of which such distribution is being made.

8.2Designation Of Beneficiary.

Each Participant shall have the right to name and change primary and contingent beneficiaries under the Plan in accordance with the rules and procedures established by the Plan Administrator. Upon the death of the Participant, the vested balance of his or her accounts shall be divided among the primary or contingent beneficiaries designated by such Participant who survive the Participant.

8.3Beneficiary Not Designated.

In the event the Participant has either failed to designate a beneficiary or no designated beneficiary survives him or her, the amounts otherwise payable to a beneficiary under the provisions of this Section shall be paid to the Participant’s surviving spouse or, if the Participant is not survived by his or her spouse, to the Participant’s executor or administrator.

8.4Divorce.

Unless the Participant has indicated otherwise on the beneficiary designation under Section 9.2, any designation of a beneficiary identified as the Participant’s Spouse shall be deemed revoked by the divorce of the Participant and his or her Spouse. Such revocation shall be effective upon receipt of acceptable documentary evidence of such divorce by the Company, the Plan Administrator or the Plan’s recordkeeper, whether before or after the Participant’s death; provided, however, that the Plan, the Company, the Plan Administrator and Plan’s recordkeeper shall not be liable for any payment or transfer made to a Participant’s former Spouse, whether pursuant to designation by the Participant under Section 9.2, prior to the receipt of such documentation. Notwithstanding the foregoing, any domestic relations order submitted to the Company, the Plan Administrator or the Plan’s recordkeeper at any time prior to the final transfer and/or payment of the Participant’s account shall be deemed to constitute such acceptable documentary evidence of divorce; provided, however, that this Section 9.4 shall not affect the rights of the Participant’s former Spouse under any such domestic relations order that is determined to be qualified pursuant to Section 13.9.

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8.5Survival of Beneficiary and Simultaneous Death.

Any person or persons designated as a beneficiary under Section 9.2 must be alive, and any entity designated as a beneficiary must be in existence, at the time of the Participant’s death in order to receive any undistributed amounts credited to the Participant’s accounts. To the extent permitted under the Code and ERISA, in the event that the order of the deaths of the Participant and any beneficiary designated under Section 9.2 cannot be determined, or have occurred within 120 hours of each other, the Participant shall be deemed to have survived the beneficiary.

8.6Death Due to Criminal Act.

In the event that the death of the Participant or any beneficiary designated under Section
9.2 is the result of a criminal act involving any other beneficiary so designated, any such beneficiary or beneficiaries convicted of such criminal act shall not be entitled to receive any undistributed amounts credited to the Participant’s accounts.

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SECTION 9 – ADMINISTRATION

9.1Plan Administrator.

The Company shall be the Plan Administrator of the Plan within the meaning of ERISA, and, except as otherwise specifically set forth herein, shall be solely responsible for and have sole control of the operation and administration of the Plan and the establishment of such procedures and processes as may be necessary for the efficient operation and administration of the Plan.

9.2Construction.

The Plan Administrator shall have the discretionary authority to construe, interpret and administer all provisions of the Plan and to determine a Participant’s eligibility for benefits on a uniform, non-discriminatory basis in similar fact situations.

9.3Delegation By the Plan Administrator.

The Plan Administrator may appoint such agents as it may deem necessary for the effective exercise of its duties, and may, to the extent not inconsistent herewith, delegate to such agents any powers and duties, both ministerial and discretionary, as the Plan Administrator may deem expedient or appropriate.

9.4Records Of the Plan Administrator.

All acts and determinations of the Plan Administrator shall be duly recorded, and all such records, together with such other documents as may be necessary for the proper administration of the Plan, shall be preserved in the custody of the Plan Administrator, such records and documents shall at all times be open for inspection and copying by any person designated by the Board.

9.5Committee.

The Board shall appoint a Committee of one (1) or more persons who shall serve without remuneration at the pleasure of the Board to review claims determinations in accordance with Sections 11.3 and 11.4 and to perform such other duties as may be delegated to it by the Plan Administrator. Upon death, resignation, removal or inability of a member of the Committee to continue, the Board shall appoint a successor. The Committee shall appoint its own Chairman from among the regular members of the Committee and shall also appoint a Secretary who may be, but need not be, a member of the Committee. The Chief Executive Officer of the Company may appoint persons as alternate members for designated regular members of the Committee for the sole and limited purpose of acting in place of such regular member at a Committee meeting called under Section 10.7 which such regular member is unable to attend. Alternate members shall serve without remuneration at the pleasure of the Chief Executive Officer. If, at any time, the Board has not appointed a Committee, or there is no Committee, then the Plan Administrator shall exercise all of the duties, responsibilities, powers and authorities given to the Committee.

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9.6Decisions By the Committee.

A decision of the Committee may be made by a written document signed by a majority of the members of the Committee or by majority vote at a meeting of the Committee. The Secretary of the Committee shall keep all records of meetings and of any action by the Committee and any and all other records desired by the Committee. No member of the Committee shall make any decision or take any action covering exclusively his or her own benefits under the Plan. All such matters shall be decided by a majority of the remaining members of the Committee or, in the event of inability to obtain a majority, by the Board.

9.7Meetings Of The Committee.

The Committee shall hold meetings upon such notice, at such place or places and at such times as the Committee may determine. Meetings may be called by the Chairman or any member of the Committee. A majority of the Committee shall constitute a quorum for the transaction of business.

9.8Expenses.

Any expense incurred by the Plan Administrator or the Committee with respect to employment of agents, attorneys or other persons shall be paid by the Employer.

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SECTION 10 - CLAIM PROCEDURES

10.1Claim.

A Participant, beneficiary or other person who believes that he or she is being denied a benefit to which he or she is entitled (hereinafter referred to as “Claimant”), or his or her duly authorized representative, may file a written request for such benefit with the Plan Administrator, setting forth his or her claim. The request must be addressed to:

Director, Total Rewards
Peabody Investments Corp. Supplemental Employee Retirement Account 701 Market Street
St. Louis, Missouri 63101-1826

10.2Claim Decision.

Upon receipt of a claim, the Director, Total Rewards shall advise the Claimant that a reply will be forthcoming within a reasonable period of time, but ordinarily not later than ninety (90) days, and shall, in fact, deliver such reply in writing within such period. However, the Director, Total Rewards may extend the reply period for an additional ninety (90) days for reasonable cause. If the reply period will be extended, the Director, Total Rewards shall advise the Claimant in writing during the initial ninety (90)-day period indicating the special circumstances requiring an extension and the date by which the Director, Total Rewards expects to render the benefit determination. If the claim is denied in whole or in part, the Director, Total Rewards will render a written opinion, using language calculated to be understood by the Claimant, setting forth:

(a)the specific reason or reasons for the denial;

(b)the specific references to pertinent Plan provisions on which the denial is based;

(c)a description of any additional material or information necessary for the
Claimant to perfect the claim and an explanation why such material or such information is necessary;

(d)appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review; and

(e)the time limits for requesting a review of the denial under Section 11.3 hereof and for the actual review of the denial under Section 11.4 hereof.

10.3Request For Review.

Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review the Director, Total Rewards’ prior determination. Such request must be addressed to:

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Peabody Investments Corp. Supplemental Employee Retirement Account 701 Market Street
St. Louis, Missouri 63101-1826

The Claimant or his or her duly authorized representative may submit written comments, documents, records or other information relating to the denied claim, which such information shall be considered in the review under this subsection without regard to whether such information was submitted or considered in the initial benefit determination. The Claimant or his or her duly authorized representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (a) was relied upon by the Director, Total Rewards in making the initial claims decision, (b) was submitted, considered or generated in the course of the Director, Total Rewards making the initial claims decision, without regard to whether such instrument was actually relied upon by the Director, Total Rewards in making the decision or (c) demonstrates compliance by the Director, Total Rewards with the administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with governing Plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants. If the Claimant does not request a review of the Director, Total Rewards’ determination by the Committee within such sixty (60)-day period, he or she shall be barred and estoppel from challenging such determination.

10.4Review Of Decision.

Within a reasonable period of time, ordinarily not later than sixty (60) days, after the Committee’s receipt of a request for review, it will review the Director, Total Rewards’ determination. If special circumstances require that the sixty (60)-day time period be extended, the Committee will so notify the Claimant within the initial sixty (60)-day period indicating the special circumstances requiring an extension and the date by which the Committee expects to render its decision on review, which shall be as soon as possible but not later than 120 days after receipt of the request for review. In the event that the Committee extends the determination period on review due to a Claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall not take into account the period beginning on the date on which notification of extension is sent to the Claimant and ending on the date on which notification of extension is sent to the Claimant and ending on the date on which the Claimant responds to the request for additional information. The Committee has discretionary authority to determine a Claimant’s eligibility for benefits and to interpret the terms of the Plan. Benefits under the Plan will be paid only if the Committee decides in its discretion that the Claimant is entitled to such benefits. The decision of the Committee shall be final and non-reviewable, unless found to be arbitrary and capricious by a court of competent review. Such decision will be binding upon the Employer and the Claimant.

If the Committee makes an adverse benefit determination on review, the Committee will render a written opinion, using language calculated to be understood by the Claimant, setting forth:

(a)the specific reason or reasons for the denial;

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(b)     the specific references to pertinent Plan provisions on which the denial is based;

(c)     a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the Committee in making its decision, (ii) was submitted, considered or generated in the course of the Committee making its decision, without regard to whether such instrument was actually relied upon by the Committee in making its decision or (iii) demonstrates compliance by the Committee with its administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with governing Plan documents, and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants; and

(d)    a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following the adverse benefit determination on such review.

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SECTION 11 - AMENDMENT AND TERMINATION

11.1Amendment.

The Company shall have the right, by a resolution adopted by action of the Board or anyone to whom corporate authority to amend the Plan has been delegated by the Board, at any time and from time to time to amend, in whole or in part, any or all of the provisions of the Plan. No such amendment, however, shall cause any reduction in the amount credited to any Participant’s account.

11.2Termination; Discontinuance of Credits.

The Company shall have the right at any time to terminate this Plan. Upon termination, partial termination, or complete discontinuance of credits, all Participants’ accounts (or, in the case of a partial termination, the accounts of all affected Participants) shall become fully vested and shall not thereafter be subject to forfeiture.

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SECTION 12 - MISCELLANEOUS

12.1Participants’ Rights.

Neither the establishment of the Plan hereby created, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, any officer or Employee thereof or the Board except as herein provided. Under no circumstances shall the terms of employment of any Participant be modified or in any way affected hereby.

12.2Spendthrift Clause.

No benefit or beneficial interest provided under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, either voluntary or involuntary, and any attempt to so alienate, anticipate, sell, transfer, assign, pledge, encumber or charge the same shall be null and void. No such benefit or beneficial interest shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are or may be payable.

Notwithstanding the foregoing, if at such time as the Participant or his or her beneficiary becomes entitled to benefit payments hereunder, the Participant has any debt, obligation or other liability representing an amount owing to the Company or any other Employer, and if such debt, obligation or other liability is due and owing at the time benefit payments are payable hereunder, the Company may offset the amount owed it or the other Employer against the amount of benefits otherwise payable hereunder.

12.3Delegation Of Authority by Employer.

Whenever the Employer, under the terms of this Plan, is permitted or required to do or perform any act, it shall be done and performed by any officer duly authorized by the board of directors of the Employer.

12.4Distributions To Minors.

In the event that any portion of the Plan becomes distributable to a minor or other person under legal disability (as determined by the laws of the jurisdiction in which he or she then resides), the Plan Administrator shall direct that such distribution be made to the legal representative of such minor or other person.

12.5Construction Of Plan.

This Plan shall be construed according to the laws of the State of Missouri, and all provisions of the Plan shall be administered according to the laws of such state.

12.6Gender, Number and Heading.

Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and

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wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of sections and subsections are inserted for convenience of reference, constitute no part of the Plan and are not to be considered in the construction of the Plan.

12.7Separability Of Provisions.

If any provision of this Plan shall be for any reason invalid or unenforceable, the remaining provisions shall nevertheless be carried into effect.

12.8Service Of Process.

The General Counsel of the Company shall constitute the Plan’s agent for service of process.

12.9Qualified Domestic Relations Order.

Notwithstanding anything in the Plan to the contrary, benefits may be distributed in accordance with the terms of an order that would constitute a qualified domestic relations order, within the meaning of Section 414(p) of the Code, with respect to the Basic Plan, as determined thereunder.

12.10No Trust.

Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Company or the Employer and the Participants, their beneficiaries hereunder or any other person.

12.11Section 409A Compliance.

The Plan is intended to meet the requirements of Section 409A of the Code (“Section 409A”) to the extent applicable (including short-term deferral rules promulgated thereunder) in order to avoid any adverse tax consequences resulting from any failure to comply with Section 409A and, as a result, the Plan (a) shall be deemed to be amended to the extent necessary to incorporate any provisions required to ensure such compliance (which provisions are hereby adopted, approved, consented to, ratified and incorporated herein by reference) and (b) shall be operated in a manner that will ensure such compliance. Any acts or omissions of Participants, beneficiaries and/or Plan officials under the Plan which fail to comply with any applicable requirements of this Section 13.11 shall be void and of no legal effect. For purposes of this Plan, the terms “termination of employment,” and “terminate,” “terminates” and “terminated” when used in the context of a Participant’s employment, mean “separation from service” with the Company and its affiliates (generally 50% common control with the Company), as defined in the Internal Revenue Service’s regulations under Section 409A (generally, a decrease in the performance of services to no more than 20% of the average for the preceding thirty-six (36)- month period, and disregarding leave of absences up to six (6) months where there is a reasonable expectation the Employee will return). Nothing in this Plan shall be interpreted to permit accelerated payment of nonqualified deferred compensation, as defined in Section 409A, or any other payment in violation of the requirements of Section 409A.

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IN WITNESS WHEREOF, the Company has caused this Plan to be executed by one of its duly authorized officers this

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